SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549
_____________________________

 FORM S-8

 REGISTRATION STATEMENT
UNDER
 THE SECURITIES ACT OF 1933
_________________________

MEZEY HOWARTH RACING STABLES, INC
(Exact name of registrant as specified in its charter)

NEVADA                                                                                                    20-8623320
(State or other jurisdiction of incorporation or organization)                          (I.R.S. Employer Identification No.)

405A Arenoso
San Clemente, CA 92672

(949) 429-4007
(Address, including zip code, and telephone number, including area code, of principal executive offices)

2007 STOCK INCENTIVE PLAN
(Full title of the plan)

J. WADE MEZEY
405A Arenoso
San Clemente, CA 92672

(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

                 Title of securities                    Amount to be                      Proposed maximum                    Proposed maximum
                 to be registered                          registered                       offering price per share*           aggregate offering price             Amount of registration fee

                 Common Stock                         4,000,000                                      $0.10                                          $ 400,000                                             $ 12.28
                ($.001 par value)                           shares

* Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457 (c) and 457 (h) of the General Rules and Regulations under the Securities Act of 1933.

PART I Information Required in the Section 10(a) Prospectus

Item 1. Plan Information.

The documents containing the information specified in Item 1 will be sent or given to participants in the Registrant's 2007 Stock Incentive Plan as specified by Rule 428 (b) (1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement on Form S-8 or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement on Form S-8 pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10 (a) of the Securities Act.

Item 2. Registrant Information and Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement on Form S-8 (which documents are incorporated by reference in this Section 10 (a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428 (b) or additional information about the 2007 Stock Incentive Plan are available without charge by contacting:

J. WADE MEZEY
MEZEY HOWARTH RACING STABLE
405A ARENOSO
SAN CLEMENTE, CA 92672

PART II Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement on Form S-8 the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13 (a), 13 (c), 14 and 15 (d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

(a) The Registrant's Form SB-2/A filed with the SEC on September 4, 2007

(b) The Registrant's Form 10-SB, as filed with the SEC on March 28, 2007.

(c) Form 10-SB/A, as filed with the SEC on June 12, 2007.;

(d)  The Registrant’s report on Form 8-K, as filed with the SEC on June 13, 2007;

(e)  The Registrant’s report on Form 8-K, as filed with the SEC on June 14, 2007; and

(vf  The Registrant’s report on Form 8-K, as filed with the SEC on June 18, 2007.

(c)
Item 4. Description of Securities.

The description of the Company's securities, which is contained in the Registrant’s Registration Statement on Form SB-2/A, under the caption "Description of Capital Stock", Registration No. 333-145212 filed with the SEC on September 4, 2007, pursuant to the Securities Act.

TRANSFER AGENT

The transfer agent and registrar for the Company s Common Stock is Corporate Stock Transfer Agent

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Section 78.7502 of the Nevada Revised Statutes provides for the indemnification of corporate directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions of Nevada law, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Section 78.138 of the Nevada Revised Statutes authorizes a corporation to eliminate or limit the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty under certain circumstances. Article 18 of the Registrant’s Certificate of Incorporation, as amended, reflects the substance of Section 78.138 of the Nevada Revised Statutes. Nevertheless, the Registrant’s Certificate of Incorporation, as amended, does not eliminate the fiduciary duty of the directors and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief would remain available under Nevada law. In any event, each director of the Registrant will continue to be subject to liability for breach of his or her duty of loyalty to the Company for acts or omissions involving fraud, intentional misconduct, knowing violations of law, for actions leading to improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Nevada law.

Item 7. Exemption from Registration Claimed.

None.

Item 8. Exhibits.

EXHIBIT
                               NUMBER   EXHIBIT

4.1                            Mezey Howarth Racing Stables 2007 Stock Incentive Plan

5.1                            Opinion of Legal Counsel

23.1                          Consent of McKennon Wilson & Morgan LLP, Independent Auditors

Item 9. Undertakings.

(a)  The Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of a filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, September 4, 2007.

                                                                                                                               MEZEY HOWARTH RACING STABLES, INC.

                                                /s/ J. Wade Mezey
                                                J. Wade Mezey, President,
                                                Chief Executive Officer,
                                                        (Principal Executive Officer),
                                                                Principal Accounting Officer,
                                                Principal Financial Officer, Secretary and Director

                                                /s/ Paul Howarth
                                                Paul Howarth
                                                Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities stated, on September 4, 2007.

                                                /s/ J. Wade Mezey
                                                J. Wade Mezey, President,
                                                Chief Executive Officer,
                                                        (Principal Executive Officer),
                                                                Principal Accounting Officer,
                                                Principal Financial Officer, Secretary and Director

                                                /s/ Paul Howarth
                                                Paul Howarth
                                                Chief Financial Officer and Director